Exhibit T3A.4

L06000086794
FILED 8:00 AM
September 05, 2006
Sec. Of State
Isellers

Electronic Articles of Organization

For

Florida Limited Liability Company

Article I

The name of the Limited Liability Company is:

TECHNOMEDIA NY, LLC

Article II

The street address of the principal office of the Limited Liability Company is:

4545 36TH STREET

ORLANDO, FL. 32811

The mailing address of the Limited Liability Company is:

4545 36TH STREET

ORLANDO, FL. 32811

Article III

The purpose for which this Limited Liability Company is organized is:

ANY AND ALL LAWFUL BUSINESS.

Article IV

The name and Florida street address of the registered agent is:

MICELI GROUP, INC.

4545 36TH STREET

ORLANDO, FL. 32811

Having been named as registered agent and to accept service of process for the above stated limited liability company at the place designated in this certificate, I hereby accept the appointment as registered agent and agree to act in this capacity. I further agree to comply with the provisions of all statutes relating to the proper and complete performance of my duties, and I am familiar with and accept the obligations of my position as registered agent.

Registered Agent Signature:   MICELI GROUP, INC.

Article V

The name and address of managing members/managers are:

Title: MGR

MICELI GROUP, INC.

4545 36TH STREET

ORLANDO, FL. 32811

Signature of member or an authorized representative of a member

Signature: MICHAEL MERRILL